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                              KEMPER GATEWAY NO-LOAD               ALLMERICA FINANCIAL LIFE INSURANCE
[LOGO]  KEMPER ANNUITIES                                                          AND ANNUITY COMPANY
LONG-TERM INVESTING IN A SHORT-TERM WORLD-SM-                 440 LINCOLN STREET, WORCESTER, MA 01653
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1. OWNER(S)          PLEASE PRINT CLEARLY

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First                                  MI                         Last

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Street Address

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City                                  State                       Zip

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Social Security/Tax I.D.              Date of Birth/Trust              / /Male
    -      -                             /    /                        / /Female
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Daytime Telephone
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JOINT OWNER   First                    MI                             Last

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Social Security/Tax I.D.              Date of Birth                   / /Male
    -      -                             /   /                        / /Female
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Daytime Telephone
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2. ANNUITANT(S) PLEASE PRINT CLEARLY
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First                                  MI                         Last

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Social Security/Tax I.D.              Date of Birth                    / /Male
                                        /   /                          / /Female
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JOINT ANNUITANT   First               MI                             Last

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Social Security/Tax I.D.              Date of Birth                   / /Male
                                        /   /                         / /Female
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3. BENEFICIARY (IF BENEFICIARY IS A TRUST, PROVIDE DATE OF TRUST)
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If there are Joint Owners, the survivor is always Primary Beneficiary.

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Primary Beneficiary                                             Relationship to Owner

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Primary Beneficiary                                             Relationship to Owner

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Contingent Beneficiary                                          Relationship to Owner
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4. OPTIONAL RIDERS
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  I/We elect: / /Enhanced Death Benefit Option:     / /A       / /B  / /C
              / /Guaranteed Principal Protection:   / /10 yr.  / /15 yr.
              / /Minimum Guaranteed Annuity Payout: / /10 yr.  / /15 yr.
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5. TYPE OF PLAN TO BE ISSUED:
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   / /Nonqualified                   / /IRA
   / /Nonqualified Def. Comp.        / /Roth IRA
   / /SEP-IRA*                       / /457 Def. Comp.*

*Attach required additional forms. Existing Case # _______________
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6. INITIAL PAYMENT
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   Initial Payment $_______________________________________________
                   ($10,000 minimum-Make check payable to Allmerica Financial.) If IRA, Roth IRA or SEP-IRA application, this payment is a:
   / /Rollover/Conversion               / /Trustee to Trustee Transfer
   / /Payment for Tax Year _____________
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7. ALLOCATION OF PAYMENTS
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   KEMPER SUBACCOUNTS
   _______%Aggressive Growth                 _______%Value+Growth
   _______%Technology Growth                 _______%Horizon 20+
   _______%Dreman Financial Services         _______%Total Return
   _______%Small Cap Growth                  _______%Horizon 10+
   _______%Small Cap Value                   _______%High Yield
   _______%Dreman High Return Equity         _______%Horizon 5
   _______%International                     _______%Global Income
   _______%Int'l. Growth and Income          _______%Inv. Grade Bond
   _______%Global Blue Chip                  _______%Gov't. Securities
   _______%Growth                            _______%Money Market
   _______%Contrarian Value                  _______%_____________
   _______%Blue Chip                         _______%_____________

   SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
   _______%International                     _______%Capital Growth
   _______%Global Discovery                  _______%Growth and Income
   _______%Fixed Account

         Guarantee Period Accounts (GPA) ($1,000 minimum per Account)
        GPA'S ARE NOT AVAILABLE IN MARYLAND, OREGON AND PENNSYLVANIA.
          ____% ____Year, ____% ____Year, ____% ____Year (2-10 Years)
                     All allocations above must total 100%

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8. SECURE YOUR FUTURE PROGRAM
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  / /Allocate a portion of my/our initial payment to the _______ year GPA such that, at the end of the Guarantee Period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 7.
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9. AUTOMATIC ACCOUNT REBALANCING (AAR)
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  / /I/We elect Automatic Account Rebalancing (AAR) among the above variable accounts every:
  / /1 Mo.    / /2 Mos.    / /3 Mos.   / /6 Mos.      / /12 Mos.
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10. TELEPHONE AUTHORIZATION
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  I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if Allmerica
  Financial acted on instructions in good faith in reliance on this authorization.
  / /I/We DO NOT accept this telephone authorization.
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11. REPLACEMENT
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  Will the proposed certificate replace or change any existing annuity or insurance policy?
  / /No   / /Yes (If yes, list company name and policy number)
  ________________________________________________________
  ________________________________________________________
  ________________________________________________________
  ________________________________________________________

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12. DOLLAR COST AVERAGING
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  (Not available with Automatic Account Rebalancing)
  Please transfer $_____________ from (check one source account):
                  ($100 minimum)
  (Be sure you have allocated money to the Source Account in Section 7.)
  / /Fixed Account    / /Government Securities    / /Money Market
  Every:   / /1 Mo.  / /2 Mos.   / /3 Mos.   / /6 Mos.    / /12 Months
  TO: KEMPER SUBACCOUNTS
  $_______ Aggressive Growth                $_______ Value+Growth
  $_______ Technology Growth                $_______ Horizon 20+
  $_______ Dreman Financial Services        $_______ Total Return
  $_______ Small Cap Growth                 $_______ Horizon 10+
  $_______ Small Cap Value                  $_______ High Yield
  $_______ Dreman High Return Equity        $_______ Horizon 5
  $_______ International                    $_______ Global Income
  $_______ Int'l. Growth and Income         $_______ Inv. Grade Bond
  $_______ Global Blue Chip                 $_______ Gov't. Securities
  $_______ Growth                           $_______ Money Market
  $_______ Contrarian Value                 $_______ _____________
  $_______ Blue Chip                        $_______ _____________

  SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
  $_______ International                    $_______ Capital Growth
  $_______ Global Discovery                 $_______ Growth and Income

  DCA into the Fixed Account is not available.
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13. SYSTEMATIC WITHDRAWALS
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  Please withdraw $ __________ starting 15 days after issue or
                    ($100 minimum)
  _____/_____/_______, whichever is later, and then every:
   / /1 Mo.  / /2 Mos.  / /3 Mos.   / /6 Mos.  / /12 Mos.
  _________ % From _____________________________________________
  _________ % From _____________________________________________
  _________ % From _____________________________________________
  _________ % From _____________________________________________
  _________ % From _____________________________________________

  PLEASE  / /Do Not Withhold Federal Income Taxes
          / /Do Withhold at 10% or ______________ (% or $)

  Systematic withdrawals are not available from the Guarantee Period Accounts. / /I wish to use Electronic Funds Transfer (Direct Deposit).
     I authorize the Company to correct electronically any overpayments or erroneous credits made to my account.

  Attach a voided check.
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14. REMARKS
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  NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
  NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
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15. SIGNATURES
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I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated
and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/WE HAVE RECEIVED A DISCLOSURE BUYER'S GUIDE. I/WE
UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED
AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE
AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH MAY
RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.

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Signature of Owner               Signed at (City and State)                              Date


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Signature of Joint Owner         Signed at (City and State)                              Date

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16. REGISTERED REPRESENTATIVE / DEALER INFORMATION
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  DOES THE CERTIFICATE APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE POLICY?
   / /YES (ATTACH REPLACEMENT FORMS AS REQUIRED)   / /NO
  I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and
  I have reasonable grounds to believe the purchase of the certificate applied for is suitable for the owner.

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Signature of Registered Representative       SSN#                        Telephone


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Printed Name of Registered Representative    B/D Client Acct. #          Printed Name of Broker/Dealer

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Branch Office Street Address for Contract Delivery                       Telephone of Broker/Dealer


                                                 Overnight Mail To: 66 Brooks Drive Braintree MA 02184
                                                 Mail To: P.O. Box 8632, Boston, MA 02266-8632
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